Second Quarter 2019 Results July 18, 2019 Exhibit 99.2

Forward-Looking Statement Certain statements contained in this presentation are forward-looking in nature. These include all statements about People's United Financial, Inc. (“People’s United”) plans, objectives, expectations and other statements that are not historical facts, and usually use words such as "expect," "anticipate," "believe," "should" and similar expressions. Such statements represent management's current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People's United’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United include, but are not limited to: (1) changes in general, international, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) changes in accounting and regulatory guidance applicable to banks; (7) price levels and conditions in the public securities markets generally; (8) competition and its effect on pricing, spending, third-party relationships and revenues; (9) the successful integration of acquisitions; and (10) changes in regulation resulting from or relating to financial reform legislation. People's United does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

1 Net interest income on a fully taxable equivalent basis was $355 million, an increase of $15 million or 5%. Second Quarter 2019 Overview Net income of $133.2 million, or $0.33 per Common Share Operating Earnings of $0.34 per Common Share Board of Directors Approves Share Repurchase Plan Announced the acquisition of United Financial Bancorp on July 15th Net interest income1 of $348 million, an increase of $15 million or 5% Net interest margin of 3.12%, a decrease of 8 basis points New business yields remained higher than the total portfolio loan yield, but margin contracted due to increased deposits costs and the addition of BSB Bancorp Average loan balances of $38.2 billion, an increase of $3.2 billion or 9% - (Ex. BSB Bancorp, an increase of $490 million or 1%) Period-end loan balances of $38.6 billion, an increase of $3.0 billion or 9% - (Ex. BSB Bancorp, an increase of $383 million or 1%) Runoff of the transactional portion of the New York multifamily portfolio lowered balances by $59 million Average deposit balances of $39.2 billion, an increase of $2.8 billion or 8% - (Ex. BSB Bancorp, an increase of $713 million or 2%) Period-end deposit balances of $39.5 billion, an increase of $2.6 billion or 7% - (Ex. BSB Bancorp, an increase of $600 million or 2%) Non-interest income of $106 million, an increase of $12 million or 12% Non-interest expense (ex. merger-related expenses of $6.5 million) of $272 million, an increase of $10 million or 4% Efficiency ratio of 55.8%, an improvement of 150 basis points Net loan charge-offs of 0.05%, an improvement of 1 basis point (Comparisons versus first quarter 2019, unless noted otherwise)

Net Interest Income1 ($ in millions) $332.8 $348.1 1 Net interest income on a fully taxable equivalent basis for 1Q 2019 and 2Q 2019 was $340.0 million and $355.4 million, respectively. +$15.3 or 5% Linked-Quarter Change $30.8 ($14.4) $2.1 ($1.8) ($1.4)

Net Interest Margin 3.20% 3.12% (8) bps Linked-Quarter Change 6 bps (14 bps) 2 bps (1 bp) (1 bp)

Loans: Average Balances $38,229 ($ in millions) $35,046 Linked-Quarter Change Linked-quarter change +$3.183 billion or 9% (Ex. BSB Bancorp Acquisition: +$490 million or 1%) $1,519 $735 $664 $153 $112

Deposits: Average Balances ($ in millions) $39,211 $36,450 Linked-Quarter Change Linked-quarter change +$2.761 billion or 8% (Ex. BSB Bancorp Acquisition: +$713 million or 2%) $1,133 $898 $425 $305

Non-Interest Income ($ in millions) $94.6 $106.3 +$11.7 or 12% Linked-Quarter Change $4.6 $2.4 $1.2 $0.6 $0.4 $4.3 ($1.8)

Non-Interest Expense ($ in millions) $278.4 $277.2 Ex. Merger-Related Expenses: +$9.7 or 4% Linked-Quarter Change ($8.5) $5.9 $1.4 $1.3 $0.5 $0.6

Efficiency Ratio Quarterly Trend

Asset Quality 1Non-performing assets (excluding acquired non-performing loans) as a percentage of originated loans plus all REO and repossessed assets; acquired non-performing loans excluded as risk of loss has been considered by virtue of (i) our estimate of acquisition-date fair value, (ii) the existence of an FDIC loss sharing agreement, and/or (iii) allowance for loan losses established subsequent to acquisition Notes: Source: SNL Financial Top 50 Banks represents the largest 50 banks by total assets in each respective quarter. 2Ex. acquired loan charge-offs, PBCT’s charge-off ratio was 0.02%, 0.04%, 0.07%, 0.07% & 0.03% in 2Q 2019, 1Q 2019, 4Q 2018, 3Q 2018 & 2Q 2018, respectively PBCT Peer Group (Median) Top 50 Banks (Median) PBCT Peer Group (Median) Top 50 Banks (Median) Non-Performing Assets / Loans & REO (%)1 Net Charge-offs / Average Loans2

Returns Return on Average Assets Return on Average Tangible Common Equity Returns calculated on an operating basis 14.4% 1.03% 14.6% 1.06%

Capital Ratios Jun. 30, 2018 Sep. 30, 2018 Dec. 31, 2018 Mar. 31, 2019 Jun. 30, 2019 People’s United Financial, Inc. Tang. Com. Equity/Tang. Assets 7.3% 7.6% 7.6% 7.7% 7.7% Tier 1 Leverage 8.6% 8.7% 8.7% 8.8% 8.7% Common Equity Tier 1 10.0% 10.3% 10.3% 10.2% 10.0% Tier 1 Risk-Based 10.8% 11.1% 10.9% 10.8% 10.7% Total Risk-Based 12.5% 12.8% 12.5% 12.4% 12.0% People’s United Bank, N.A. Tier 1 Leverage 9.1% 9.2% 9.0% 9.0% 8.9% Common Equity Tier 1 11.4% 11.6% 11.4% 11.2% 10.9% Tier 1 Risk-Based 11.4% 11.6% 11.4% 11.2% 10.9% Total Risk-Based 13.4% 13.6% 13.2% 12.9% 12.4%

Announced in January April Update Updated to include acquisition of BSB Bancorp; No change to People’s United stand-alone goals Update Excludes acquisition of United Financial Bancorp Loans1 (average & period-end) Growth range: 3% - 5% Growth range: 10% - 12% No Change Deposits (average & period-end) Growth range: 3% - 5% Growth range: 10% - 12% No Change Net Interest Income Growth range: 10% - 12% Growth range: 13% - 15% Growth range: 11% - 13% Net Interest Margin 3.15% - 3.25% Assumed no change in the fed funds rate 3.10% - 3.20% Assumed no change in the fed funds rate 3.05% - 3:15% Assumes two 25bp decreases in the fed funds rate Non-Interest Income (Operating) Growth range: 2% - 4% No Change No Change Non-Interest Expense2 (Operating) $1.040 billion - $1.060 billion $1.060 billion - $1.080 billion No Change Credit Maintain excellent credit quality Provision in the range of $35 million - $45 million No Change No Change Effective Tax Rate 20% - 22% No Change No Change Capital Maintain strong capital levels Common equity tier 1 capital ratio in the range of 10.0% - 10.5% No Change No Change Full Year 2019 Goals 1 Excludes the transactional portion of the New York multifamily portfolio which is in runoff mode. 2 Assumes an increase of approximately $12 million in expenses as a result of adopting the new lease accounting standard on January 1, 2019, which limits the type of lease origination costs eligible for deferral in the Company’s equipment financing businesses.

Appendix

Interest Rate Risk Profile 1Yield curve twist pivot point is 18 month point on yield curve. Short End defined as overnight to 18 months. Long End defined as terms greater than 18 months. Immediate Parallel Shock Est. Change in NII Yield Curve Twist1 Est. Change in NII Jun. 30, 2019 Mar. 31, 2019 Net Interest Income (NII) Sensitivity

Loans By State $24,390 $26,592 $29,745 $32,575 $28,411 ($ in millions, end of period balances) State Breakdown $35,241 $38,557

Deposits By State $22,557 $26,138 $29,861 $33,056 $28,417 ($ in millions, end of period balances) State Breakdown $36,159 $39,467

Asset Quality Originated Portfolio Coverage Detail as of June 30, 2019 Note – ALLLs: Commercial: $211 million, Retail: $29 million, Total: $240 million. ALLLs / Loans NPLs / Loans ALLLs / NPLs

Peer Group

	Firm	Ticker	City	State
1	Associated Banc-Corp	ASB	Green Bay	WI
2	BankUnited Inc.	BKU	Miami Lakes	FL
3	Citizens Financial Group, Inc.	CFG	Providence	RI
4	Comerica Inc.	CMA	Dallas	TX
5	First Horizon National Corp.	FHN	Memphis	TN
6	F.N.B. Corp.	FNB	Pittsburgh	PA
7	Huntington Bancshares, Inc.	HBAN	Columbus	OH
8	KeyCorp	KEY	Cleveland	OH
9	M&T Bank Corp.	MTB	Buffalo	NY
10	New York Community Bancorp	NYCB	Westbury	NY
11	Signature Bank	SBNY	New York	NY
12	Sterling Bancorp	STL	Montebello	NY
13	Valley National Bancorp	VLY	Wayne	NJ
14	Webster Financial Corp.	WBS	Waterbury	CT
15	Zions Bancorp.	ZION	Salt Lake City	UT

People's United Financial, Inc.
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For more information, investors may contact: Andrew S. Hersom (203) 338-4581 andrew.hersom@peoples.com